Exhibit 10.92
2019 STI COMPANY PERFORMANCE-BASED SHARE AWARD

THIS 2019 STI COMPANY PERFORMANCE-BASED SHARE AWARD (this “Agreement”) is made and entered into as of the __ day of June, 2020 (the “Grant Date”) by and between the employee named on the Award Certificate attached hereto (the “Employee”) and PFSweb, Inc., a Delaware corporation (the “Company”), and is issued under and pursuant to the PFSweb, Inc. 2018 Stock and Incentive Plan, as the same may be amended from time to time (the “Plan;” terms defined in the Plan having the same meaning when used herein, except as otherwise defined herein).
NOW, THEREFORE, intending to be legally bound, and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and the Employee hereby agree as follows:
1.    Definitions. The following terms (not otherwise defined herein), when used in this Agreement, shall have the following meanings, unless the context clearly requires otherwise (such definitions to be equally applicable to both the singular and plural of the defined terms):
    “Bonus Target” shall mean the corresponding Bonus Target(s) as set forth in the individual Award Certificate issued by the Company to the Employee.
    “ERISA” shall mean the Employee Retirement Income Security Act of 1986, as amended.
    “Fiscal Year” shall mean the 12-consecutive-month period beginning on January 1 and ending on December 31, so that, by way of example, Fiscal Year 2019 shall mean the 12-consecutive-month period beginning on January 1, 2019 and ending on December 31, 2019.
    “Fiscal Year Date” shall mean December 31, 2019.
    “Severance Period” shall mean the period following the termination of the Employee’s employment by the Company during which the employee is entitled to continue to receive his or her base compensation pursuant to a written severance agreement.
2.    Performance-Based Share Award. The number of Shares of the Performance-Based Share Award issuable to the Employee hereunder shall be determined based upon the achievement of the Bonus Target, as set forth in the Award Certificate issued to the Employee hereunder.
3.    Determination of Target Achievement. The Committee, in its sole and absolute discretion, shall determine when, whether, and if so, the extent to which, the Bonus Target has been achieved. Such determination, which shall be final and binding on all parties, shall be certified in writing as soon as administratively practicable in Fiscal Year 2020.
4.    Vesting of Performance-Based Share Award; Forfeiture. The Employee shall have no vested right in the Performance-Based Share Award unless the Committee certifies that the Bonus Target has been achieved. Such achievement, as evidenced by such certification by the Committee, shall be construed by all parties as a condition related to the purpose of the compensation for purposes of Section 409A of the Code. Provided that such certification is made, and that the Employee is employed by the Company as of the Fiscal Year Date, vesting shall occur as of the day following the Fiscal Year Date. If, prior to the Fiscal Year Date, the Employee voluntarily leaves employment with the Company

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other than for Good Reason or is terminated by the Company for Cause, the Employee shall forfeit the entirety of the Performance-Based Share Award otherwise issuable hereunder.
5.    Adjustment of Performance-Based Share Award. If the Employee’s employment by the Company is terminated between the Grant Date and the Fiscal Year Date without Cause or as the result of the Employee’s death or Disability, or if the Employee’s employment by the Company is terminated by the Employee for Good Reason, the Employee shall be entitled to issuance of a portion of the Performance-Based Share Award equal to the amount of the Performance-Based Share Award which the Employee would have received hereunder, if any, subject to and based upon the achievement of the Bonus Target, multiplied by a fraction, the numerator of which is the number of days in Fiscal Year 2018 in which the Employee is employed by the Company and the denominator of which is 365. Solely for purposes of the preceding sentence, the Employee shall be deemed employed by the Company during any applicable Severance Period (but, in no event, beyond the Fiscal Year Date). If the Committee determines that the occurrence of one or more events following the Grant Date has or may cause the achievement of the Bonus Target to no longer be an appropriate measure of performance or achievement, the Committee reserves the right, in its sole discretion, to make one or more further adjustments to the terms hereof to reflect such event(s). In addition, in the event of a Change in Control prior to the Fiscal Year Date, (i) the achievement of the Bonus Target shall be determined based upon an adjusted Bonus Target equal to the corresponding Bonus Target amounts set forth in the Company budget through the end of the second to last full calendar month preceding the effective date of the Change in Control, and (ii) subject to, and based upon, the achievement of the aforesaid adjusted Bonus Target, the Employee shall be entitled to issuance of a pro rata portion of the Performance-Based Share Award based upon the percentage of the calendar year prior to the effective date of the Change in Control.
6.    Issuance of Performance-Based Share Award and Payment of Dividend Equivalent. Issuance of the Performance-Based Share Award shall be made as soon as practicable following the certification by the Committee set forth in Section 4 above by the issuance of one or more stock certificates in the name of the Employee or by using a book entry account with the Company's transfer agent. In the event that the Company declares a dividend or distribution, whether in cash or other property, with a record date after the Grant Date and prior to the effective date of the aforesaid issuance of the Performance-Based Share Award, the Company shall pay to the Employee that amount of cash or other property which the Employee would have received had the Employee been the record holder of the shares of Stock actually issued hereunder on such record date. In no event shall issuance of the Performance-Based Share Award, or payment of the aforesaid Dividend Equivalent, be made later than the last day of Fiscal Year 2020; provided, however, any shares of Stock to be issued pursuant to the last sentence of Section 5 above shall be issued no later than such time as may be necessary or required in order for the Employee to be deemed the lawful owner and holder of record of such shares of Stock as of the effective date and time of the Change in Control.
7.    Provisions of Plan.
    (a)    Adjustments. If any change is made to the outstanding Stock or the capital structure of the Company, the shares of Stock to be issued hereunder shall be adjusted or terminated in any manner as contemplated by Article 16 of the Plan.
    (b)    Tax Liability and Withholding. The Employee shall be required to pay to the Company, and the Company shall have the right to deduct from the shares of Stock to be issued upon the vesting of the Performance Based Share Award, the amount of any required withholding taxes in respect of the shares of Stock to be issued upon the vesting of the Performance Based Share Award and to take all

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such other action as the Company deems necessary to satisfy all obligations for the payment of such withholding taxes.
    (c)    Except as provided herein, the provisions of this Agreement shall be subject to the provisions of the Plan, which are hereby incorporated herein by reference and made part hereof. The Employee acknowledges and agrees that he or she has been provided with and has read the Plan and understands the provisions thereof. In the event of any conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall take precedence, other than for such provisions of the Plan which, by their terms, are subject to the provisions of an Award Certificate.
8.    No ERISA Plan. Neither this Agreement nor the award of the Performance-Based Share Award hereunder shall be construed by any party as being subject to any provisions of ERISA, and shall not be so subject. Without in any way limiting the generality of the foregoing, the Performance-Based Share Award awarded hereunder shall constitute a mere unfunded promise to pay by the Company and a bonus program within the meaning of Department of Labor Regulation Section 2510.3-2(c) promulgated under ERISA.
9.    No Rights as a Shareholder. Subject to any exceptions set forth in this Agreement or the Plan, prior to the vesting of the Performance Shares hereunder, the Shares or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Employee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Shares or the rights relating thereto during such period shall be wholly ineffective and, if any such attempt is made, the Shares will be forfeited by the Employee and all of the Employee's rights to such Shares shall immediately terminate without any payment or consideration by the Company. Except as set forth herein, the Employee shall have no rights in, to or under the Shares of Stock to be issued upon the vesting of the Performance Share Award unless and until the vesting conditions set forth herein are satisfied and, until such date, shall have no rights of a shareholder of the Company including, without limitation, no right to vote such Shares and no right to receive any dividends or other distributions paid with respect to such Shares.
10.    Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Employee under this Agreement shall be in writing and addressed to the Employee at the Employee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.
11.    Parachute Payments and Parachute Awards. If the Employee is a “disqualified individual,” as defined in paragraph (c) of Code Section 280G, then, notwithstanding any other provision of this Agreement or of any other agreement, contract, or understanding heretofore entered into by the Employee and the Company (an “Other Agreement”), except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (a “280G Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Employee (or an employee group of which the Employee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Employee (a “Benefit Arrangement”), any right the Employee has in respect of payment under this Agreement, any Other Agreement or any Benefit Arrangement will be reduced or eliminated: (a) to the extent that such right to payment, taking into account all other rights, payments, or benefits to or for the Employee under all Other Agreements and all Benefit Arrangements, would cause the payment to Employee under this

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Agreement to be considered a “parachute payment” within the meaning of paragraph (b)(2) of Code Section 280G as then in effect (a “Parachute Payment”); and (b) if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts the Employee is entitled to receive from the Company under all Other Agreements and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Employee without causing any such payment or benefit to be considered a Parachute Payment. The Company will accomplish such reduction in a manner to be mutually agreed with, and most beneficial for, the Employee. The foregoing shall not be interpreted so as to restrict, reduce, amend or modify any of the existing terms and provisions of any 280G Agreement to which the Employee and the Company may be a party and any payment hereunder shall be entitled to the benefits thereof.
12.    Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable, such determination shall not affect the remaining provisions of this Agreement, which shall be enforced to the maximum extent permitted under applicable law.
13.    Modification. Subject to the provisions of the Plan, this Agreement may be modified only in writing pursuant to an agreement by and between the Company and the Employee.
14.    Headings. The headings contained herein are for convenience of reference only and shall not be construed by any party as having any substantive significance.
15.    Clawback. Notwithstanding any other provisions in this Agreement, this Award is subject to recovery under any current or future law, government regulation or stock exchange listing requirement, and is subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company at any time pursuant to any such law, government regulation or stock exchange listing requirement).
16.    Execution and Effective Date. This Agreement shall be deemed effective as of the Grant Date upon the delivery to the Employee of the Award Certificate hereto (or information contained therein), by electronic or other means of transmission, and such effectiveness shall not require any counterpart signature of the Employee.

17.    Section 409A of the Code. If the Employee is deemed a "specified employee" within the meaning of Section 409A of the Code, as determined by the Committee, at a time when the Employee becomes eligible for settlement of the Performance Shares upon his/her "separation from service" within the meaning of Section 409A of the Code, then to the extent necessary to prevent any accelerated or additional tax under Section 409A of the Code, such settlement will be delayed until the earlier of: (i) the date that is six months following the Employee's separation from service and (ii) the Employee's death. It is the intent that this Performance Share Award shall comply with the requirements of Section 409A, and any ambiguities herein will be interpreted to so comply. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify this Agreement as may be necessary to ensure that all vesting or payouts provided under this Agreement are made in a manner that complies with Section 409A or to mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A if compliance is not practical; provided, however, that nothing in this paragraph creates an obligation on the part of the Company to modify the terms of this Agreement or the Plan, and the Company makes no representation that the terms of this Performance Share Award Agreement will comply with Section 409A or that payments under this Performance Share Award Agreement will not be subject to taxes, interest and

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penalties or other adverse tax consequences under Section 409A. In no event shall the Company or any of its Subsidiaries be liable to any party for any additional tax, interest or penalties that may be imposed on the Employee by Section 409A or any damages for failing to comply with Section 409A.

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